EXHIBIT 10.4

                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (this "Agreement") is effective as of the 1st day of May, 1999, by and between David Gergacz, an individual residing at 221 New Gate Loop, Heathrow, FL 32746 ("Gergacz"), and U.S. Mobile Services, Inc., a Delaware corporation with its principal place of business at 7455-T New Ridge Road, Hanover, MD 21076 ("USM").

                              W I T N E S S E T H:

      WHEREAS, Gergacz entered into an Employment Agreement dated May 1, 1999 with USM pursuant to which Gergacz is to be employed by USM as its Chairman and Chief Executive Officer and which, among other provisions, specified the issuance of this nonqualified stock option agreement,

      NOW, THEREFORE, and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, USM and Gergacz hereby agree as follows:

            1. Grant of Option. Subject to the terms and conditions set forth herein, USM hereby grants Gergacz the right and option (the "Option") to purchase from USM the number of shares of USM Common Stock described in the remainder of this paragraph (the "Shares") at the price of $.01 cash per share. Initially, the Shares shall consist of 1,475,790 shares of USM Common Stock, which number constitutes 15% of USM's total issued and outstanding Common Stock as of the date of this Agreement. To the extent USM issues additional shares of its Common Stock (or securities convertible into Common Stock), until such time as USM has received a total of $6,000,000 of additional equity capital through the sale of such Common Stock (or securities convertible into Common Stock), the number of Shares subject to this Option shall be increased by an amount equal to 10% of the total number of shares of Common Stock issued (or issuable upon conversion of other securities) in connection with USM's receipt of such $6,000,000 of additional equity capital.

            2. Option Period; Vesting. The term of this Option shall commence on the date first above written and expire on the earlier of at midnight on the date that Gergacz's employment with USM terminates or at midnight on April 30, 2009 (the "Option Period"). This Option shall be immediately exercisable as to one-third of the shares of USM Common Stock constituting the Shares. On November 1, 1999, the Option shall become exercisable as to an additional one-third of the Shares. On May 1, 2000, the Option shall become exercisable as to the final one-third of the Shares. The Option shall not be exercisable as to any Shares after the expiration of the Option Period.

            3. Exercise of Option. Gergacz may exercise the Option from time to time, in whole or in part (subject to the vesting provisions in Section 2 above), by giving USM written notice thereof, signed by Gergacz, prior to the expiration of the Option Period. Upon USM's receipt of such a written notice of Gergacz's election to exercise the Option, Gergacz shall pay USM the exercise price as specified in Section 1 hereof in cash. Simultaneously with Gergacz's payment of the exercise price, USM will issue the requisite number of Shares to Gergacz. Once Gergacz has exercised this Option fully, this Agreement shall become null and void and Gergacz shall have no further right to acquire any Shares of USM pursuant to this Agreement.

            4. Change of Control. In the event of a Change of Control as defined below, this Option shall become immediately exercisable as to all Shares notwithstanding the vesting schedule set forth above. For purposes of this Agreement, the term "Change of Control" means any merger, consolidation, stock purchase or any other transaction or series of related transactions involving USM or any of its stockholders as a result of which any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder) who are not as of the date hereof stockholders of USM, come to possess at least a majority (in excess of 50%) of the voting power of the outstanding capital stock of USM.

            5. Tax and Securities Laws. This Option is a nonqualified option for tax purposes, which status involves various federal and state income tax consequences which Gergacz understands and agrees to accept. The Shares, when issued upon exercise of this Option, will constitute restricted securities within the meaning of the Securities Act of 1933, and as such will be subject to restrictions and limitations on transferability, with which Gergacz is familiar and to which he agrees. The certificates representing such Shares will bear an appropriate legend to such effect. USM shall file a registration statement covering the Shares (so that they will not constitute restricted securities following exercise of the Option) as soon as possible after the date USM becomes a reporting company under the Securities Exchange Act of 1934 and is eligible to use registration statement Form S-8. Gergacz hereby represents and warrants that he is sophisticated as to financial matters and that he is an "accredited investor" within the meaning of the rules promulgated under the Securities Act of 1933.

            6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns; provided that Gergacz's rights and obligations hereunder may not be assigned without prior written consent of USM.

            7. Notices. All notices provided for herein shall be deemed to have been duly given if and when deposited in the United States mail with proper first class postage affixed, properly addressed to the party for whom intended and at the party's address as listed above or when personally delivered to such party.

            8. Entire Agreement. It is expressly agreed by and between the parties hereto as a material consideration for the execution of this Agreement that there are and were no verbal or written representations, understandings, stipulations, agreements or promises pertaining to the subject matter of this Agreement not incorporated in writing herein. This Agreement nor any of the provisions herein contained can be modified, terminated, superseded, waived or extended except by an appropriate written instrument executed by the parties hereto.

            9. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Maryland.

            10. Severability. Each Section of this Agreement shall be deemed severable and if for any reason any Section or Subsection hereof is invalid or contrary to any existing or future law, such invalidity shall not affect the applicability or validity of any such other provision of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                          /s/ David Gergacz
                                          --------------------------------------
                                          David Gergacz

                                          U.S. MOBILE SERVICES, INC.


                                          By: /s/ David Gergacz
                                             -----------------------------------

                                          Its:  Chief Executive Officer
                                              ----------------------------------


                                       3